Exhibit 16.1
March 4, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We have read the statements made by PDG Environmental, Inc. (the “Company”) pursuant to Item 4.01 of its draft Form 8-K provided to us on March 4, 2010. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements made by the Company contained therein.
Very truly yours,
/s/ Malin, Berquist and Company, LLP
Malin, Bergquist and Company, LLP